Exhibit 10.1

AMENDMENT TO SPONSOR SUPPORT AND FORFEITURE AGREEMENT

This Amendment (this “Amendment”), dated as of November 22, 2022, by and among Tailwind Acquisition Corp., a Delaware corporation (the “SPAC”), Tailwind Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Nuburu, Inc., a Delaware corporation (the “Company”), is to that certain Sponsor Support and Forfeiture Agreement, dated as of August 5, 2022 (the “Support Agreement”), by and among the SPAC, the Sponsor and the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Support Agreement.

RECITALS

WHEREAS, each of the SPAC, the Sponsor and the Company desire to amend, and do hereby amend, the Support Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SPAC, the Sponsor and the Company, intending to be legally bound, hereby agree as follows:

1.	Amendments to the Support Agreement.

(a)            The following definition is added to Section 3 of the Support Agreement:

““Sponsor Loan” means that certain indebtedness incurred or to be incurred by the SPAC up to an aggregate principal amount of $750,000 in connection with the SPAC shareholder approval of the amendment to the SPAC’s certificate of incorporation to extend the date by which the SPAC has to consummate a business combination.”

(b)            The following definitions in Section 3 of the Support Agreement are hereby amended and restated in their entirety as follows:

““Expense Excess Shares” means an amount of SPAC Class B Common Stock equal to the product of (i) two (2.0), multiplied by (ii) the quotient obtained by dividing (x) the excess, if any, of (A) the SPAC Forfeiture Expenses over (B) $6,000,000, by (y) ten dollars ($10).

“SPAC Forfeiture Expenses” means all fees, expenses and disbursements incurred by or on behalf of the SPAC or Merger Sub in connection with the Transactions or otherwise in connection with the SPAC’s operations, including in connection with any prior transactions pursued by the SPAC and all obligations (including principal and accrued but unpaid interest) for the payment of borrowed money, other than (i) expenses incurred by the SPAC and owed to Loop Capital Markets LLC and Tigress Financial Partners in their capacities as capital markets advisors in connection with the Transactions, (ii) expenses incurred in obtaining the SPAC D&O Tail Policy and any directors and officers insurance premium with respect to the renewal of the SPAC’s directors and officers policy, (iii)the repayment of the Sponsor Loan, (iv) any reasonable and documented out-of-pocket fees and expenses incurred in connection with any third-party litigation threatened or commenced in connection with the Transactions prior to the Closing, and (v) any other fees or expenses borne by the Company pursuant to Section 10.11 of the BCA.”

2.	References to the Support Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Support Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” or words of like import referring to the Support Agreement shall refer to the Support Agreement as amended by this Amendment. Except as specifically set forth above, the Support Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed. Upon the execution and delivery of this Amendment by the parties hereto, (a) this Amendment shall become immediately effective, and (b) this Amendment shall be incorporated in, and become a part of, the Support Agreement as set forth herein for all purposes of the Support Agreement.

3.	Other Miscellaneous Provisions. Section 13 of the Support Agreement shall apply to this Amendment as if set forth herein, mutatis mutandis.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

SPONSOR:

TAILWIND SPONSOR LLC

By:	/s/ Philip Krim
Name:	Philip Krim
Title:	Manager

SPAC:

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod
Name:	Chris Hollod
Title:	Chief Executive Officer

COMPANY:

NUBURU, INC.

By:	/s/ Mark Zediker
Name:	Mark Zediker
Title:	Chief Executive Officer

[Signature Page to Amendment to Sponsor Support and Forfeiture Agreement]